Exhibit 4.1

6.90% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest Par Value $0.01 Each and Liquidation Preference $25 Each	6.90% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest Par Value $0.01 Each and Liquidation Preference $25 Each CUSIP No. 105368609

Brandywine Realty Trust

A Real Estate Investment Trust Formed Under The Laws of

the

State of Maryland

This Certificate is Transferable in New York, New York

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE 6.90% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES OF

BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE, OF

Brandywine Realty Trust

a Maryland real estate investment trust (the “Trust”), transferable on the books of the Trust (except as noted on the reverse of this Certificate) by the holder hereof in person or by its duly authorized attorney on surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto.

Witness the facsimile seal of the Trust and the signatures of its duly authorized officers.

Dated:	President:

Secretary:

Brandywine Realty Trust

SEAL

[ ]

MARYLAND

SEE REVERSE FOR IMPORTANT NOTICE

ON TRANSFER RESTRICTIONS

AND OTHER INFORMATION

Brandywine Realty Trust

The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and (ii) the authority of the Board of Trustees to set the relative rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office

The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own or Constructively Own Shares in excess of 9.8% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of the Trust (unless such Person is an Exempt Party). No Person who is an Exempt Party may Beneficially Own or Constructively Own Shares in excess of the Permissible Ownership Threshold for such Exempt Party. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OR INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,_____________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Zip Code, of Assignee

( )

SHARES OF BENEFICIAL INTEREST OF THE TRUST REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

                                                                                                                                                                                            ATTORNEY TO TRANSFER THE SAID SHARES OF BENEFICIAL INTEREST ON THE BOOKS OF THE TRUST, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

Dated:	NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatever.

Signature Guaranteed By:	Signature(s)